                               AMENDMENT NO. 3 TO
                         AUTOMATIC REINSURANCE AGREEMENT
                        EFFECTIVE AS OF DECEMBER 1, 2004
                                   (Agreement)

                                     between

                       METROPOLITAN LIFE INSURANCE COMPANY
                                    (Cedent)

                                       and

                        EXETER REASSURANCE COMPANY, LTD.
                                   (Reinsurer)

The Agreement is hereby amended, as of June 12, 2006, as follows:

     1. The attached Article IV, Net Amount at Risk, amends and, as amended, restates Article IV, Net Amount at Risk.

     2. The attached Schedule A, Plans of Reinsurance, amends and, as amended, restates Schedule A, Plans of Reinsurance.

     3. The attached Exhibit II, Reinsurance Premiums, amends and, as amended, restates Exhibit II, Reinsurance Premiums.

This Amendment No. 3 does not alter, amend or modify the Agreement other than as set forth herein, and the terms and conditions of the Agreement, as amended herein, continue in effect without other change.

In Witness whereof, the parties have caused this Amendment No. 3 to be signed in duplicate counterparts as of the date first above written.

METROPOLITAN LIFE INSURANCE COMPANY


By: /s/ [signature illegible]
    ---------------------------------

Title: [title illegible]
       ------------------------------


EXETER REASSURANCE COMPANY, LTD.


By: /s/ [signature illegible]
    ---------------------------------

Title: President
       ------------------------------

                                   ARTICLE IV

                               NET AMOUNT AT RISK

GMDB AND EPB
------------

A. The MNAR (Mortality Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     MNAR = VNAR + SCNAR + EEMNAR

     in which:

     VNAR (Variable Net Amount at Risk) = Maximum (a,b) multiplied by the Reinsurer's Percentage (defined in Schedule A) in which:

          a = (Contractual Death Benefit - Account Value) and

          b = 0

     SCNAR (Surrender Charge Net Amount at Risk) = Surrender Charges multiplied by the Reinsurer's Percentage

     EEMNAR (Earnings Enhancement Mortality Net Amount at Risk) = x% * Maximum (a,b) multiplied by the Reinsurer's Percentage where:

          x% varies by issue age and is as described in the Reinsurance Contracts specified in Schedule A

          a = (Contractual Death Benefit - Total Purchase Payments Not
          Withdrawn)

          b = 0

B. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

GMIB
----

C. The IBNAR (Income Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     (i) The Guaranteed Principal Adjustment as defined in the rider * Reinsurer's Percentage if the Income Benefit contains a Guaranteed Principal Option and the option is exercised; or

     (ii) IBNAR = Maximum [(IBB * (MAPR/SAPR) - Account Value), 0] * Reinsurer's Percentage

     where:

     .    IBB equals the INCOME BASE as defined in the rider;

     . MAPR is the MINIMUM ANNUITY PURCHASE RATE from the GMIB Annuity Table defined in the rider; and

     . SAPR is the SETTLEMENT ANNUITY PURCHASE RATE per $1000 which is used at time of annuitization for reinsurance claims settlement and shall be equal to the fixed annuity purchase rate that the Cedent would provide to an annuitant in the same class.

D. Premium taxes will be applied on a consistent basis between the MAPR and SAPR to calculate the IBNAR.

E. The IBNAR for each contract ceded hereunder shall be calculated as of the last day of each calendar month prior to the termination of liability contingencies set forth in Article II.

GWB
---

F. The WBNAR (Withdrawal Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     Guaranteed Withdrawal Benefit:

     WBNAR = Maximum [(GWB Benefit Base - Account Value), 0] * Reinsurer's Percentage (defined in Schedule A).

     Lifetime Guaranteed Withdrawal Benefit:

     WBNAR = Maximum [(GWB Benefit Base - Account Value), 0] * Reinsurer's Percentage (defined in Schedule A) + Present Value of any additional Lifetime Payments * Reinsurer's Percentage

     A claim is incurred when the Account Value equals zero and is paid out in installments consistent with the reinsured contract.

GMAB
----

G. The ABNAR (Accumulation Benefit Net Amount at Risk) for each variable annuity contract ceded hereunder shall be equal to the following:

     ABNAR = Maximum [(GMAB Guaranteed Accumulation Amount - Account Value),0] * Reinsurer's Percentage.

     A claim is incurred at the maturity date of the GMAB rider if the GMAB Guaranteed Accumulation Amount exceeds the Account Value.

                                   SCHEDULE A

                              PLANS OF REINSURANCE

A.   Reinsurer's Percentage:

          100% of the business described herein.

B.   Effective Date:

          December 1, 2004

C.   Reinsured Contracts:

          METROPOLITAN LIFE INSURANCE COMPANY

          DEFERRED ANNUITY CONTRACTS
          --------------------------

          Preference Plus Select Variable Annuity - All Share Classes

          FORM NUMBERS
          ------------

          Guaranteed Minimum Death Benefits Ceded:
          ----------------------------------------
          Standard Death Benefit - Fifth Year Step-up: Form ML-535 (07/01) Optional Death Benefit - Annual Step-Up: Form ML-550 (07/01)
          Optional Death Benefit - Greater of Annual Step-Up and 5% Rollup: Form ML-540(07/01)
          Additional Death Benefit - Earnings Preservation Benefit (EPB): ML-570 (07/01)

          Guaranteed Minimum Income Benefits Ceded:
          -----------------------------------------
          Guaranteed Minimum Income Benefit Form ML-560 (07/01)
          Guaranteed Minimum Income Benefit II Form ML-560-1 (03/03) Guaranteed Minimum Income Benefit Plus: Form ML-560-2 (05/05)

          Guaranteed Withdrawal Benefits Ceded:
          -------------------------------------
          Guaranteed Withdrawal Benefit: Form ML-690-1 (7/04)
          Guaranteed Withdrawal Benefit: Form ML-690-2 (11/05)
          Lifetime Guaranteed Withdrawal Benefit: Form ML-690-3 (6/06)

          Guaranteed Minimum Accumulation Benefits Ceded:
          -----------------------------------------------
          Guaranteed Minimum Accumulation Benefit: Form ML-670-1 (11/05)

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

A.   GMDB PROGRAM

                                                                            REINSURANCE
                                                                          PREMIUM (BASIS
GMDB PROGRAM                              PRODUCTS COVERED                    POINTS)
-------------------------   -------------------------------------------   --------------
Fifth Year Step-up          All Products                                       10.00

Annual Step-up              Plan Codes: 225010, 225011, 225020, 225021,        10.00
                            225030, 225031, 225050, 225110, and 225150

Annual Step-up              Other Plan Codes                                   20.00

Greater of Annual Step-Up   Plan Codes: 225010, 225011, 225020, 225021,        25.00
and 5% Rollup               225030, 225031, 225050, 225110, and 225150

Greater of Annual Step-Up   Other Plan Codes
and 5% Rollup                                                                  35.00

Earnings Preservation       All Products                                       25.00
Benefit

B.   INCOME PROGRAM

                                                                            REINSURANCE
                                                                          PREMIUM (BASIS
INCOME PROGRAM                            PRODUCTS COVERED                    POINTS)
-------------------------   -------------------------------------------   --------------
GMIB                        All Products sold prior to                         35.00
                            May 1, 2003

GMIB & GMIB II              Plan codes 225080, 225090, 2250A0, 2250A1,         45.00
                            2250B0, 2250B1, 2250C0, 2250C1, 2250D0,
                            2250D1, 2250E0, 2250E1, 2250L0, 2250L1,
                            225180, and 2251B0 sold after April 30,
                            2003 and before May 1, 2005 if GMDB program
                            is Annual Step or Max of Annual Step
                            and Rollup

GMIB & GMIB II              All other Products sold after April 30,            50.00
                            2003 and before May 1, 2005 and for All
                            Products sold after April 30, 2005

GMIB Plus                   All Products sold after April 30, 2005             75.00

C.   WITHDRAWAL PROGRAM

                                               REINSURANCE PREMIUM
WITHDRAWAL PROGRAM          PRODUCTS COVERED      (BASIS POINTS)
-------------------------   ----------------   -------------------
Guaranteed Withdrawal         All Products            50.00
Benefit

Lifetime GWB - Single         All Products            50.00
Life Version

Lifetime GWB - Joint Life     All Products            70.00
Version

D.   ACCUMULATION PROGRAM

                                               REINSURANCE PREMIUM
ACCUMULATION PROGRAM        PRODUCTS COVERED      (BASIS POINTS)
-------------------------   ----------------   -------------------
Guaranteed Accumulation       All Products            75.00
Benefit